                                                          Exhibit No. EX-99.a.18

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     DFA INVESTMENT  DIMENSIONS  GROUP INC., a Maryland  corporation  having its principal office in Baltimore,  Maryland  (hereinafter called the "Corporation")
and registered  under the Investment  Company Act of 1940, as amended (the "1940
Act"),  as an open-end  management  investment  company,  hereby  certifies,  in accordance  with the  requirements  of Section 2-208 and Section  2-208.1 of the
Maryland  General  Corporation  Law, to the State  Department of Assessments and
Taxation of Maryland that:

     FIRST: The Corporation  currently has the authority to issue a total of Ten
Billion  (10,000,000,000)  shares of stock, with a par value of One Cent ($0.01)
per  share,  having  an  aggregate  par  value of One  Hundred  Million  Dollars
($100,000,000), all of which shall be considered common stock. The allocation of shares of common  stock to each of its  forty-nine  existing  classes  of common stock (each a "Class" and collectively, the "Classes") is as follows:

                                                               Number of Shares of Common Stock
                                                                 (par value $0.01 per share)
                        Class Designation                                  Allocated

The U.S. Large Company Portfolio Shares                                  200,000,000

U.S. Micro Cap Portfolio Shares                                          550,000,000

The DFA One-Year Fixed Income Portfolio Shares                           450,000,000

The DFA Five-Year Government Portfolio Shares                            200,000,000

The United Kingdom Small Company Portfolio Shares                         70,000,000

The Japanese Small Company Portfolio Shares                               50,000,000

The Continental Small Company Portfolio Shares                            50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares            200,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares                   400,000,000

Asia Pacific Small Company Portfolio Shares                               50,000,000

The Large Cap International Portfolio Shares                             200,000,000

U.S. Small Cap Portfolio Shares                                          300,000,000

U.S. Small Cap Value Portfolio Shares                                    550,000,000

The U.S. Large Cap Value Portfolio Shares                                400,000,000

The DFA Real Estate Securities Portfolio Shares                          200,000,000

LWAS/DFA International High Book to Market Portfolio Shares              100,000,000

The Emerging Markets Portfolio Shares                                    200,000,000

DFA International Small Cap Value Portfolio Shares                       550,000,000

VA Large Value Portfolio Shares                                           50,000,000

VA Global Bond Portfolio Shares                                           50,000,000

VA Small Value Portfolio Shares                                           50,000,000

VA International Value Portfolio Shares                                   50,000,000

VA International Small Portfolio Shares                                   50,000,000

The VA Short-Term Fixed Portfolio Shares                                  50,000,000

Enhanced U.S. Large Company Portfolio Shares                             100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares                        450,000,000

International Small Company Portfolio Shares                             450,000,000

Emerging Markets Small Cap Portfolio Shares                              150,000,000

U.S. Targeted Value Portfolio Shares                                     100,000,000

Emerging Markets Value Portfolio Shares                                  250,000,000

Tax-Managed U.S. Targeted Value Portfolio Shares                         250,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                              150,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares                       300,000,000

Tax-Managed DFA International Value Portfolio Shares                     250,000,000

Tax-Managed U.S. Equity Portfolio Shares                                 200,000,000

DFA Short-Term Municipal Bond Portfolio Shares                           200,000,000

Emerging Markets Core Equity Portfolio Shares                            150,000,000

U.S. Core Equity 1 Portfolio Shares                                      150,000,000

U.S. Core Equity 2 Portfolio Shares                                      200,000,000

U.S. Vector Equity Portfolio Shares                                      100,000,000

International Core Equity Portfolio Shares                               150,000,000

Emerging Markets Social Core Equity Portfolio Shares                     100,000,000

DFA Inflation-Protected Securities Portfolio Shares                      100,000,000

DFA International Real Estate Securities Portfolio Shares                100,000,000

DFA California Short-Term Municipal Bond Portfolio Shares                100,000,000

T.A. U.S. Core Equity 2 Portfolio Shares                                 100,000,000

CSTG&E U.S. Social Core Equity 2 Portfolio Shares                        100,000,000

CSTG&E International Social Core Equity Portfolio Shares                 100,000,000

U.S. Social Core Equity 2 Portfolio Shares                               100,000,000

     In addition,  580,000,000  shares of common stock of the Corporation remain unallocated and undesignated.

     SECOND:  In  accordance  with  Section  2-105(c)  of the  Maryland  General
Corporation Law, and in accordance with and subject to the provisions of Section
2-208.1 of the Maryland  General  Corporation Law, the Board of Directors of the
Corporation  has adopted a resolution  increasing  the total number of shares of
stock  that  the   Corporation   has   authority   to  issue  from  Ten  Billion
(10,000,000,000)  shares,  with a par value of One Cent ($0.01) per share and an aggregate par value of One Hundred Million Dollars  ($100,000,000),  to Thirteen
Billion  (13,000,000,000) shares, with a par value of One Cent ($0.01) per share and an aggregate par value of One Hundred Thirty Million Dollars ($130,000,000).

     The Board of  Directors  of the  Corporation  also has adopted a resolution
classifying   and   allocating   One  Billion   Nine   Hundred   Fifty   Million
(1,950,000,000)  shares of the  unallocated  and  unissued  common  stock of the
Corporation,  with a par value of One Cent ($0.01) per share, as follows:  Fifty
Million  (50,000,000)  shares were  allocated  to the class of stock  designated
"Enhanced  U.S.  Large Company  Portfolio  Shares;"  Fifty Million  (50,000,000)
shares  were  allocated  to the  class of  stock  designated  "Tax-Managed  U.S.
Marketwide  Value  Portfolio  Shares;"  Fifty Million  (50,000,000)  shares were allocated to the class of stock  designated  "Tax-Managed  U.S. Equity Portfolio
Shares;" Fifty Million  (50,000,000) shares were allocated to the class of stock designated  "The DFA Real Estate  Securities  Portfolio  Shares;"  Fifty Million
(50,000,000) shares were allocated to the class of stock designated "Tax-Managed
U.S. Targeted Value Portfolio  Shares;" Fifty Million  (50,000,000)  shares were allocated to the class of stock designated "Tax-Managed U.S. Small Cap Portfolio
Shares;" Fifty Million  (50,000,000) shares were allocated to the class of stock designated  "U.S.  Core Equity 1 Portfolio  Shares;" Fifty Million  (50,000,000)
shares were  allocated to the class of stock  designated  "The DFA  Intermediate
Government Fixed Income  Portfolio  Shares;" Fifty Million  (50,000,000)  shares were allocated to the class of stock  designated  "The DFA Five Year  Government
Portfolio Shares;" Fifty Million (50,000,000) shares were allocated to the class of stock  designated  "Emerging  Markets Core Equity  Portfolio  Shares;"  Fifty
Million (50,000,000) shares were allocated to the class of stock designated "The
Emerging  Markets  Portfolio  Shares;"  Fifty Million  (50,000,000)  shares were allocated to the class of stock designated  "Tax-Managed DFA International Value
Portfolio Shares;" Fifty Million (50,000,000) shares were allocated to the class of stock designated  "International Small Company Portfolio Shares;" One Hundred
Million  (100,000,000)  shares were  allocated to the class of stock  designated
"U.S. Small Cap Portfolio Shares;" One Hundred Million (100,000,000) shares were allocated  to the class of stock  designated  "U.S.  Small  Cap Value  Portfolio
Shares;" One Hundred Million (100,000,000) shares were allocated to the class of stock  designated  "The U.S.  Large Cap Value  Portfolio  Shares;"  One  Hundred
Million  (100,000,000)  shares were  allocated to the class of stock  designated
"U.S. Micro Cap Portfolio Shares;" One Hundred Million (100,000,000) shares were allocated  to the  class of stock  designated  "The DFA  One-Year  Fixed  Income
Portfolio  Shares;" One Hundred Million  (100,000,000)  shares were allocated to the class of stock designated "U.S. Vector Equity Portfolio Shares;" One Hundred
Million  (100,000,000)  shares were  allocated to the class of stock  designated
"Emerging  Markets Value Portfolio  Shares;" One Hundred  Million  (100,000,000)
shares were allocated to the class of stock designated "The DFA Five-Year Global
Fixed Income Portfolio  Shares;" One Hundred Million  (100,000,000)  shares were allocated to the class of stock  designated "DFA  International  Small Cap Value
Portfolio  Shares;" One Hundred Million  (100,000,000)  shares were allocated to the class of stock  designated  "DFA  Two-Year  Global  Fixed  Income  Portfolio
Shares;" One Hundred Million (100,000,000) shares were allocated to the class of stock designated  "International  Core Equity Portfolio Shares;" and Two Hundred
Million  (200,000,000)  shares were  allocated to the class of stock  designated
"U.S. Core Equity 2 Portfolio Shares."

     THIRD:  Following the aforesaid increase in the number of authorized shares of stock of the Corporation and the aforesaid  classifications  and allocations, the total number of shares of common stock which the  Corporation  is authorized to issue is Thirteen Billion  (13,000,000,000)  shares,  with a par value of One
Cent ($0.0l) per share and an aggregate par value of One Hundred  Thirty Million
Dollars  ($130,000,000),  and the allocation of shares to each of the forty-nine
Classes is as follows:

                                                               Number of Shares of Common Stock
                                                                 (par value $0.01 per share)
                        Class Designation                                  Allocated

The U.S. Large Company Portfolio Shares                                  200,000,000

U.S. Micro Cap Portfolio Shares                                          650,000,000

The DFA One-Year Fixed Income Portfolio Shares                           550,000,000

The DFA Five-Year Government Portfolio Shares                            250,000,000

The United Kingdom Small Company Portfolio Shares                         70,000,000

The Japanese Small Company Portfolio Shares                               50,000,000

The Continental Small Company Portfolio Shares                            50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares            250,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares                   500,000,000

Asia Pacific Small Company Portfolio Shares                               50,000,000

The Large Cap International Portfolio Shares                             200,000,000

U.S. Small Cap Portfolio Shares                                          400,000,000

U.S. Small Cap Value Portfolio Shares                                    650,000,000

The U.S. Large Cap Value Portfolio Shares                                500,000,000

The DFA Real Estate Securities Portfolio Shares                          250,000,000

LWAS/DFA International High Book to Market Portfolio Shares              100,000,000

The Emerging Markets Portfolio Shares                                    250,000,000

DFA International Small Cap Value Portfolio Shares                       650,000,000

VA Large Value Portfolio Shares                                           50,000,000

VA Global Bond Portfolio Shares                                           50,000,000

VA Small Value Portfolio Shares                                           50,000,000

VA International Value Portfolio Shares                                   50,000,000

VA International Small Portfolio Shares                                   50,000,000

The VA Short-Term Fixed Portfolio Shares                                  50,000,000

Enhanced U.S. Large Company Portfolio Shares                             150,000,000

DFA Two-Year Global Fixed Income Portfolio Shares                        550,000,000

International Small Company Portfolio Shares                             500,000,000

Emerging Markets Small Cap Portfolio Shares                              150,000,000

U.S. Targeted Value Portfolio Shares                                     100,000,000

Emerging Markets Value Portfolio Shares                                  350,000,000

Tax-Managed U.S. Targeted Value Portfolio Shares                         300,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                              200,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares                       350,000,000

Tax-Managed DFA International Value Portfolio Shares                     300,000,000

Tax-Managed U.S. Equity Portfolio Shares                                 250,000,000

DFA Short-Term Municipal Bond Portfolio Shares                           200,000,000

Emerging Markets Core Equity Portfolio Shares                            200,000,000

U.S. Core Equity 1 Portfolio Shares                                      200,000,000

U.S. Core Equity 2 Portfolio Shares                                      400,000,000

U.S. Vector Equity Portfolio Shares                                      200,000,000

International Core Equity Portfolio Shares                               250,000,000

Emerging Markets Social Core Equity Portfolio Shares                     100,000,000

DFA Inflation-Protected Securities Portfolio Shares                      100,000,000

DFA International Real Estate Securities Portfolio Shares                100,000,000

DFA California Short-Term Municipal Bond Portfolio Shares                100,000,000

T.A. U.S. Core Equity 2 Portfolio Shares                                 100,000,000

CSTG&E U.S. Social Core Equity 2 Portfolio Shares                        100,000,000

CSTG&E International Social Core Equity Portfolio Shares                 100,000,000

U.S. Social Core Equity 2 Portfolio Shares                               100,000,000

     In addition, 1,630,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

     FOURTH:  A  description  of the  shares  of each  Class  of  shares  of the
Corporation,  with the preferences,  conversion and other rights, voting powers,
restrictions,   limitations  as  to  dividends,  qualifications  and  terms  and conditions  of  redemption  as set or changed by the Board of  Directors  of the
Corporation, is as follows:

     The holders of each share of stock of the Corporation  shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name in the books of the  Corporation,  and on any matter submitted to the vote of shareholders,  all shares of the Corporation then issued and  outstanding  and entitled to vote,  irrespective  of the Class, shall be voted in the aggregate  and not by Class,  except:  (1) when  otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class;  and (3) when a matter to be voted upon does not affect any interest of a particular  Class, then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each Class of stock of the Corporation shall have the following preferences and special rights, restrictions, and limitations:

     (1) All consideration  received by the Corporation for the issue or sale of stock of each Class, together with all income,  earnings,  profits, and proceeds thereof,  and any  funds  or  payments  derived  from any  reinvestment  of such proceeds in whatever form the same may be, shall irrevocably belong to the Class of shares of stock with  respect to which such  assets,  payments  or funds were received by the  Corporation  for all  purposes,  subject  only to the rights of creditors.

     (2)  Dividends  or  distributions  on  shares  of any  Class of  stock  and redemptions  of any Class of stock shall be paid only out of earnings,  surplus, or other lawfully available assets belonging to such Class.

     (3) The Corporation may deduct from the proceeds of redemption of shares of each such Class of stock  (other than shares of The DFA  One-Year  Fixed  Income
Portfolio Shares) the cost incurred in liquidating  investment securities to pay redemptions in cash as set forth in the By-Laws.

     (4) In the event of the  liquidation  or  dissolution  of the  Corporation, shareholders of each Class shall be entitled to receive,  as a Class, out of the assets of the Corporation available for distribution to shareholders,  but other than general assets not belonging to any particular  Class of stock,  the assets belonging to such Class;  and the assets so distributable to the shareholders of any Class shall be  distributed  among such  shareholders  in  proportion to the asset value of the  respective  Classes.  In  addition,  such  holders  shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular  Class of shares of stock,  as determined by the Board of Directors.

     (5) The assets  belonging  to any Class of stock shall be charged  with the liabilities in respect to such Class, and shall also be charged with their share of the general  liabilities  of the  Corporation  as  determined by the Board of
Directors, such determination shall be conclusive for all purposes.

     FIFTH:  The shares aforesaid have been duly classified and allocated by the
Board of  Directors  pursuant  to  authority  contained  in the  charter  of the
Corporation.

     SIXTH: The undersigned Vice President  hereby  acknowledges  these Articles
Supplementary  to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice
President  acknowledges  that,  to the best of his  knowledge,  information  and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles to be signed in its name and on its  behalf  by its Vice  President  and  attested  to by its
Assistant Secretary on this 6th day of July, 2007.

ATTEST:                               DFA INVESTMENT DIMENSIONS GROUP INC.

By:    /s/Valerie A. Brown            By:    /s/Jeff J. Jeon
       Valerie A. Brown                      Jeff J. Jeon
       Assistant Secretary                   Vice President